UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2006
DIGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of principal executive offices)	(Zip Code)
(301) 944-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On May 8, 2006, Digene Corporation issued a press release announcing financial results for the third quarter of its fiscal year 2006. A copy of the press release is attached as Exhibit 99.1.
In a conference call held on May 8, 2006 to announce the results for the third quarter of fiscal 2006, Digene disclosed the following information regarding such results:
For the three months ended March 31, 2006, its revenue of $39.1 million included:
•	$31.8 million of U.S. revenue, a 39% increase over the comparable quarter in fiscal 2005, which included $28.6 million in HPV test revenue. Digene estimates its penetration of the U.S. HPV testing market was approximately 16% at the end of the reported period;

•	approximately $5.0 million in revenues from Digene’s European business;

•	approximately $2.0 million in combined revenues from the South American and the Asia/Pacific regions; and

•	worldwide chlamydia and gonorrhea test product revenue of approximately $1.0 million, worldwide revenue from equipment and other products of approximately $2.0 million and worldwide revenue from Digene’s blood virus products of slightly under $1.0 million.
Additionally, for the three months ended March 31, 2006, Digene reported cash flow from operations of approximately $7.0 million.
The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability under such Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
99.1	Press Release dated May 8, 2006, issued by Digene Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION
(Registrant)

Date: May 9, 2006	By: Name:	/s/ Vincent J. Napoleon Vincent J. Napoleon
	Title:	Senior Vice President, General Counsel and Secretary